EX-99.B10

                              April 23, 1999


PC&J Performance Fund
300 Old Post Office
120 West Third Street
Dayton, Ohio 45402

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 16 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 18 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                              Very truly yours,



                              Brown, Cummins & Brown Co., L.P.A.

BCB/jlm